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                                                                    Exhibit 23.4

                          CONSENT OF JAMES L. HOPKINS

   The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Corel Corporation upon the consummation of the merger between Micrografx, Inc. and Calgary I Acquisition Corp.

                                            /s/ James L. Hopkins
                                            -----------------------------------
                                            James L. Hopkins
                                            Date: August 10, 2001